Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to the Consulting Agreement (the “Amendment”) amends the Consulting Agreement by and between Presto Automation Inc. (“Company”) and Ashish Gupta (“Consultant”) dated March 4, 2023 (the “Agreement”) and is entered into as of last date of signing by all parties (the “Amendment Effective Date”).

WHEREAS, the parties wish to extend Consultant’s consulting period so that he may perform certain services for the Company, in consideration for additional fees;

NOW, THEREFORE, the parties agree as follows:

1.	Change of Terms. As of the Amendment Effective Date, Exhibit A of the Agreement is replaced with Exhibit A-1, attached hereto.

2.	All other terms remain the same. All other terms of the Agreement remain unchanged and in full effect.

IN WITNESS WHEREOF the undersigned have executed this Amendment Effective Date as of the Effective Date.

PRESTO AUTOMATION	CONSULTANT

Signature:	/s/ Keith Kravcik	Signature:	/s/ Ashish Gupta

Name:	Keith Kravcik	Name:	Ashish Gupta

Title:	Audit Committee Chair & Board Director, Presto	Title:	Principal Financial Officer, Presto

Date:	03 May 2023	Date:	03 May 2023

EXHIBIT A-1

1. DUTIES. Consultant will perform the following duties (“Services”), with the title of Principal Financial Officer, on behalf of the Company during the Term:

●	Provide financial advisory services to the Company as requested;
●	Sign on behalf of the Company for the fiscal quarter Q3 2023 as the Company’s representative, with respect to the Statement 10-Q filing in May 2023 (“Q3 2023 Filing”);
●	Lead members of the Company’s Finance and support other functional teams to develop analyses and implement recommendations as directed by the Company’s Board of Directors (the “Board”);
●	Provide historical and other Company information to support the Company’s finance and operations functions and assist in onboarding a new Chief Financial Officer (CFO), should the Company hire one during the Term, to allow the Company to minimize the disruption that comes from a change in CFOs, where possible.
●	Provide guidance on specific tasks, responsibilities and other information needed by Company personnel or the Board, as requested.

2. REPORTING. Consultant will report directly to Keith Kravcik, Chair of the Company’s Board of Directors Audit Committee, in connection with performance of the duties under this Agreement.

3. TERM. The original term of the Agreement was from March 8, 2023 to May 19, 2023 (“Original Term”). The new, extended term shall begin from May 1, 2023 and end on July 31, 2023 (the “Extended Term”) and, together with the Original Term notwithstanding overlap, “Term”). This Amendment may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with this Amendment.

4. COMPENSATION. As full compensation for the Services rendered pursuant to this Amendment, the Company shall pay the Consultant as follows:

(a)	In accordance with the Agreement,

i.	$40,000 for Services performed during the Original Term, pro-rated for the period from March 4, 2023 to April 28, 2023;
ii.	$56,850 upon the successful filing with the Securities and Exchange Commission of the Q3 2023 Filing on or about May 15, 2023.

(b)	$50,000 per month, for Services performed during the Extended Term, to be paid twice monthly in accordance with the Company’s standard payroll schedule for all personnel.

(c)	250,000 in Restricted Stock Units (RSUs) granted upon the execution of this Amendment, with (i) 125,000 RSUs to vest monthly during the Extended Term and (ii) up to 125,000 RSUs to vest upon the achievement of certain targets established between the Company and Consultant.

Should Consultant leave the Company before the end of the Term, Consultant shall only be paid for the portion of the Term that he provided Services for, until his last day with the Company (“Termination Date”).

5. OPTION VESTING. (i) With respect to Consultant’s stock options granted to date, to him as a Company employee, such options shall continue to vest until the Termination Date; this provision was approved by the Board. (ii) The deadline for exercising these stock options shall be extended for three (3) years from the Termination Date; this provision was approved by the Board on February 8, 2023.

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